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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      HEALTH CARE PROPERTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                  Maryland                              33-0091377
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10990 Wilshire Boulevard, Suite 1200                      90024
     Los Angeles, California                            (Zip Code)
(Address of principal executive offices)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

               7 7/8% Series A Cumulative Redeemable Preferred Stock
                     (Title of each class to be registered)

                            New York Stock Exchange
        (Name of each exchange on which each class is to be registered)

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
If this Form relates to the registration of a class of      If this Form relates to the registration of a class of
debt securities and is effective upon filing pursuant       debt securities and is to become effective
to General Instruction A(c)(1) please check the             simultaneously with the effectiveness of a concurrent
following box.  [_]                                         registration statement under the Securities Act of
                                                            1933 pursuant to General Instruction A(c)(2) please
                                                            check the following box.   [_]
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                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                                      None
                                      ----

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ITEM 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A description of the 7 7/8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Preferred Stock" on pages 10 through 13 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-29485, as filed on June 18, 1997, and amended by Amendment No. 1 thereto filed on June 26, 1997, and as declared effective on June 27, 1997 by the Securities and Exchange Commission (the "Commission"), and as supplemented by the information in the section entitled "Description of Series A Preferred Stock" on pages S-22 through S-28 of the Prospectus Supplement dated September 23, 1997 and filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.   Exhibits.
          --------

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
          Exhibit
          Number    Description
          ------    -----------
          2.1       Articles of Restatement of the Registrant (Incorporated
                    herein by reference to Exhibit 3.1 to the Company's Annual
                    Report on Form 10-K for the the year ended December 31,
                    1994).

          2.2 Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
                    1995).

          2.3 Articles Supplementary Classifying the Series A Cumulative Redeemable Preferred Stock.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


September 25, 1997            HEALTH CARE PROPERTY INVESTORS, INC.
                              ("Registrant")



                              By: /s/ Edward J. Henning
                                 _________________________________________
                                    Edward J. Henning
                                    Vice President, General Counsel
                                    and Corporate Secretary




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